Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS THIRD QUARTER 2017 RESULTS

Fremont, Calif. – October 26, 2017 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2017.

For the quarter ended September 30, 2017, the Company reported record third quarter revenue of $248.4 million, up 1% compared to third quarter 2016 revenue of $245.6 million. GAAP net income was $1.9 million, down 89% compared to $17.7 million for the same period in 2016 or $0.04 per diluted share, down 89% compared to $0.37 per diluted share for the same period in 2016. Non-GAAP net income was $22.7 million, down 18% compared to non-GAAP net income of $27.6 million for the same period in 2016 or $0.48 per diluted share, down 17% compared to $0.58 per diluted share for the same period in 2016. Cash flow from operating activities was $3.4 million, down 86% compared to $24.0 million during the same period in 2016.

For the nine months ended September 30, 2017, the Company reported revenue of $724.1 million, down 0.2% year-over-year compared to $725.4 million for the same period in 2016. GAAP net income was $9.4 million or $0.20 per diluted share, compared to $25.0 million or $0.52 per diluted share for the same period in 2016. Non-GAAP net income was $74.0 million or $1.57 per diluted share, compared to non-GAAP net income of $80.5 million or $1.68 per diluted share for the same period in 2016. Cash flow from operating activities for the nine months ended September 30, 2017, was $42.4 million, down 24% compared to $55.8 million during the same period in 2016.

“We are clearly disappointed in the third quarter results, which fell below our expectations largely due to delayed deals in our direct business,” said Guy Gecht, CEO of EFI. “To reaccelerate growth, we are reallocating budget and talent toward our largest opportunities, in textile and packaging, along with making organizational changes and adding senior positions to improve focus and execution.”

Conference Call

EFI will discuss the Company’s financial results by conference call at 5:00 pm ET/2:00 pm PT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “address”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, “plan”, and “progress” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; our ability to remediate the material weaknesses identified in EFI’s internal control over financial reporting; the uncertainty of the outcome of the pending securities lawsuits against EFI; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. Amounts are subject to rounding.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2017 and 2016 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

Our non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$248,359	$245,575	$724,097	$725,358
Cost of revenue	123,315	120,381	348,272	356,720

Gross profit	125,044	125,194	375,825	368,638
Operating expenses:
Research and development	40,568	36,933	119,184	111,731
Sales and marketing	42,269	43,060	129,018	127,360
General and administrative	23,901	24,088	66,065	66,366
Amortization of identified intangibles	12,299	10,395	34,829	29,360
Restructuring and other	833	1,308	5,422	5,733

Total operating expenses	119,870	115,784	354,518	340,550

Income from operations	5,174	9,410	21,307	28,088
Interest expense	(4,912)	(4,510)	(14,538)	(13,243)
Interest income and other income, net	1,760	915	2,802	1,114

Income before income taxes	2,022	5,815	9,571	15,959
Benefit from (provision for) income taxes	(142)	11,847	(146)	9,041

Net income	$1,880	$17,662	$9,425	$25,000

Diluted EPS calculation
Net income	$1,880	$17,662	$9,425	$25,000

Net income per diluted common share	$0.04	$0.37	$0.20	$0.52

Shares used in diluted per share calculation	46,937	47,621	47,102	47,791

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Ex-Currency			Ex-Currency
	2017	2016	2017	2017	2016	2017
Net income	$1,880	$17,662	$1,880	$9,425	$25,000	$9,425

Cost of revenue related to fair value inventory adjustment	77	—	77	1,260	—	1,260
Ex-currency adjustment	—	—	(295)	—	—	1,126
Stock based compensation – Cost of revenue	486	643	486	1,985	2,187	1,985
Stock based compensation – Research and development	1,640	2,061	1,640	7,556	8,631	7,556
Stock based compensation – Sales and marketing	1,108	2,284	1,108	5,176	6,669	5,176
Stock based compensation – General and administrative	1,414	3,590	1,414	7,824	12,214	7,824
Amortization of identified intangibles	12,299	10,395	12,299	34,829	29,360	34,829
Restructuring and other	833	1,308	833	5,422	5,733	5,422
General and administrative:
Acquisition-related transaction costs	637	434	637	1,820	1,700	1,820
Changes in fair value of contingent consideration	410	4,252	410	2,187	6,310	2,187
Revenue recognition review costs and litigation settlements	3,651	71	3,651	3,929	912	3,929
Interest income and other income, net
Non-cash interest expense related to our convertible notes	3,293	3,155	3,293	9,713	9,237	9,713
Foreign exchange fluctuation related to contingent consideration	131	5	131	45	461	45
Balance sheet currency remeasurement impact	—	—	(350)	—	—	1,343

Tax effect of non-GAAP adjustments	(5,178)	(18,309)	(5,056)	(17,205)	(27,922)	(17,674)

Non-GAAP net income	$22,681	$27,551	$22,158	$73,966	$80,492	$75,966

Non-GAAP net income per diluted common share	$0.48	$0.58	$0.47	$1.57	$1.68	$1.61

Shares used in diluted per share calculation	46,937	47,621	46,937	47,102	47,791	47,102

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$175,830	$164,313
Short-term investments	217,923	295,428
Accounts receivable, net	236,709	220,813
Inventories	130,122	99,075
Other current assets	49,424	36,637

Total current assets	810,008	816,266
Property and equipment, net	106,641	103,304
Goodwill	387,001	359,841
Intangible assets, net	126,567	122,997
Restricted investments and cash equivalents	27,753	6,252
Other assets	76,727	72,836

Total assets	$1,534,697	$1,481,496

Liabilities & Stockholders’ equity
Accounts payable	$133,322	$114,287
Accrued and other liabilities	168,224	139,318
Income taxes payable	7,302	10,256

Total current liabilities	308,848	263,861
Convertible senior notes, net	315,255	304,484
Imputed financing obligation related to build-to-suit lease	14,087	14,152
Noncurrent contingent and other liabilities	31,068	42,786
Deferred tax liabilities	13,763	16,351
Noncurrent income taxes payable	12,439	12,030

Total liabilities	695,460	653,664
Total stockholders’ equity	839,237	827,832

Total liabilities and stockholders’ equity	$1,534,697	$1,481,496

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$9,425	$25,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,894	40,734
Deferred taxes	(8,317)	(22,127)
Stock-based compensation, net of cash settlements	22,541	26,743
Provision for inventory obsolescence	6,056	4,492
Provision for bad debts and sales-related allowances	10,868	7,558
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	11,211	9,991
Other non-cash charges and gains	3,253	5,920
Changes in operating assets and liabilities, net of effect of acquired businesses	(60,490)	(42,487)

Net cash provided by operating activities	42,441	55,824

Cash flows from investing activities:
Purchases of short-term investments	(87,623)	(195,904)
Proceeds from sales and maturities of short-term investments	164,979	223,206
Purchases of restricted investments and cash equivalents	(21,459)	(3,745)
Purchases, net of proceeds from sales, of property and equipment	(8,745)	(17,611)
Businesses purchased, net of cash acquired	(16,739)	(19,614)

Net cash provided by (used for) investing activities	30,413	(13,668)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,730	10,359
Purchases of treasury stock and net share settlements	(56,937)	(65,354)
Repayment of debt assumed through business acquisitions and debt issuance costs	(10,786)	(8,539)
Contingent consideration payments related to businesses acquired	(9,512)	(1,868)

Net cash used for financing activities	(65,505)	(65,402)

Effect of foreign exchange rate changes on cash and cash equivalents	4,168	2,158

Increase (decrease) in cash and cash equivalents	11,517	(21,088)
Cash and cash equivalents at beginning of period	164,313	164,091

Cash and cash equivalents at end of period	$175,830	$143,003

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue by Operating Segment
Industrial Inkjet	$142,930	$143,004	$407,886	$408,926
Productivity Software	37,171	39,663	111,292	108,554
Fiery	68,258	62,908	204,919	207,878

Total	$248,359	$245,575	$724,097	$725,358

Revenue by Geographic Area
Americas	$129,488	$128,252	$353,397	$363,977
EMEA	85,089	85,009	274,635	264,469
APAC	33,782	32,314	96,065	96,912

Total	$248,359	$245,575	$724,097	$725,358

Revenue Ex-Currency Adjustment	(3,622)	—	1,652	—

Total	$244,737	$245,575	$725,749	$725,358

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, incremental cost of revenue due to the fair value adjustment to inventories acquired in business combinations, changes in the fair value of contingent consideration, revenue recognition review costs and litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue and non-GAAP net income by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency re-measurement impact from interest income and other income (expense), net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Inventory acquired in the acquisition of the Free Flow Print Server business (“FFPS”) is required to be recorded at fair value rather than historical cost in accordance with ASC 805. The fair value of FFPS inventory reflects the manufacturing cost plus a portion of the expected gross profit. We have adjusted our cost of revenue to reflect the expected gross profit that was included in the inventory valuation under ASC 805. We believe this adjustment is useful to investors to understand the gross profit trends of our ongoing business.

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $22.5 and $29.7 million during the nine months ended September 30, 2017 and 2016, respectively, consists of $22.5 and $26.9 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation, and the non-cash settlement of $2.8 million of vacation liabilities settled through the issuance of RSUs during the nine months ended September 30, 2016, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired of $0.2 and $1.0 million for the three and nine months ended September 30, 2017, respectively, and $0.6 and $1.5 million for the three and nine months ended September 30, 2016 respectively.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions of $0.6 and $1.8 million for the three and nine months ended September 30, 2017, respectively, and $0.4 and $1.7 million for the three and nine months ended September 30, 2016, respectively.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Revenue recognition review costs and litigation settlements. As described in “Item 9A, Controls and Procedures” of our annual report on Form 10-K, for the year ended December 31, 2016, as amended, our management concluded that we had material weaknesses in our internal control over financial reporting as of December 31, 2016 related to revenue recognition practices and therefore did not maintain effective internal control over financial reporting or effective disclosure controls and procedures, both of which are requirements of the Securities Exchange Act of 1934, as of that date. The review of our revenue recognition practices has required that we expend significant management time and incur significant accounting, legal, and other expenses totaling $3.6 million during the three and nine months ended September 30, 2017, and we expect to incur additional costs in the future periods.

We settled or accrued reserves related to several litigation claims of $0.1 and $0.4 million for the three and nine months ended September 30, 2017, respectively, and $0.1 and $0.9 million during the three and nine months ended September 30, 2016, respectively.

•	Tax effect of non-GAAP adjustments. We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above.